UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2022
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, the Compensation Committee of the Board of Directors of PayPal Holdings, Inc. (the “Company”) approved the terms of a letter agreement dated September 27, 2022 between the Company and Gabrielle Rabinovitch (the “Letter Agreement”) in connection with Ms. Rabinovitch’s previously announced appointment as the Company’s acting Chief Financial Officer (“acting CFO”) effective September 14, 2022, including the following:
•An annual base salary of $750,000 for the duration of Ms. Rabinovitch serving as acting CFO.
•A target bonus opportunity of 125% of her annual base salary, payable in accordance with the terms and conditions of the PayPal Annual Incentive Plan.
•An equity grant with a grant date value of $2,500,000 under the Company’s Amended and Restated 2015 Equity Incentive Award Plan.
◦RSU Grant: One-half of the equity grant will be a service-based restricted stock unit award (“RSU Grant”), with a grant date of October 15, 2022 (the “Grant Date”). The RSU Grant will vest over three years from the Grant Date: one-third of such grant will vest on the first anniversary of the Grant Date and the remainder will vest in eight equal quarterly installments thereafter, subject to Ms. Rabinovitch’s continued employment with the Company on each applicable vesting date.
◦PBRSU Grant: One-half of the equity grant will include a performance-based restricted stock unit award (“PBRSU Grant”), with a grant date in the first quarter of fiscal year 2023. The PBRSU Grant will vest in March 2026, with the number of shares issuable in respect of such award to be determined in accordance with the achievement of Company performance conditions set forth in the underlying award agreement, based on the same performance metrics that apply generally to Company executives for the 2023-2025 performance period, subject to Ms. Rabinovitch’s continued employment with the Company on the vesting date.
•Ms. Rabinovitch is eligible to participate in the PayPal Holdings, Inc. Executive Change in Control and Severance Plan (as it may be amended and restated from time to time, the “Severance Plan”) at the Executive Vice President level for the duration of her serving as acting CFO, and six months thereafter, subject to the terms and conditions of the Severance Plan and as set forth in the Letter Agreement. Such eligibility is contingent on Ms. Rabinovitch’s continued reasonable best efforts to support the Company’s Chief Financial Officer in his transition to his Chief Financial Officer role during the six months following the end of Ms. Rabinovitch’s services as acting CFO, unless otherwise determined by the Company in its sole discretion. If Ms. Rabinovitch remains employed with the Company after the six-month period following the end of her services as acting CFO, Ms. Rabinovitch’s eligibility to receive severance from the Company in the future (if any) will return to the Senior Vice President level, unless otherwise determined by the Company in its sole discretion. Additionally, the following occurrences will not constitute “Good Reason” with respect to Ms. Rabinovitch under the Severance Plan: (i) a return to a role or title similar to or the same as the role and title that Ms. Rabinovitch held prior to September 14, 2022; and/or (ii) a change in Ms. Rabinovitch’s reporting relationship such that she no longer reports to the Company's Chief Executive Officer and/or such that she is required to report to the Company's Chief Financial Officer.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Letter agreement by and between PayPal Holdings, Inc. and Gabrielle Rabinovitch, dated September 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date:	October 3, 2022	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary